FOR IMMEDIATE RELEASE

MEDIA CONTACT:	INVESTOR CONTACT:
Steve Forsyth (770) 632-8322	Qorvis Communications Karen Vahouny (703) 744-7809

WORLD AIR HOLDINGS REPORTS 2005 SECOND QUARTER RESULTS

Operating Income of $8.2 Million up 87% Over Same Quarter of Prior Year;
Company Reports Second Quarter Revenues of $172.6 Million
and Diluted EPS of $0.16

PEACHTREE CITY, Ga. (Aug. 15, 2005) – World Air Holdings, Inc. (NASDAQ: WLDA), parent company of World Airways and North American Airlines, today reported its financial results and highlights for the quarter ended June 30, 2005.

North American’s financial results have been included from April 28, 2005, the day following the acquisition to June 30, 2005. The results from 2004 did not include North American.

•	Operating revenues for the second quarter of 2005 totaled $172.6 million, up 50 percent, compared to the same quarter a year ago.

•	Operating income for the 2005 second quarter was $8.2 million, an increase of 87 percent over the comparable quarter of 2004.

•	Quarterly net earnings were $4.2 million, or $0.18 per basic and $0.16 per diluted share, compared to net earnings of $2.6 million, or $0.22 per basic and $0.12 per diluted share, for the same quarter of last year.

Excluding North American Airlines, the company reported:

•	Operating revenues for the 2005 second quarter were $140.9 million versus $115.1 million for the same quarter a year ago.

•	Second quarter operating income was $11.5 million, which exceeded the guidance range of $7 to $9 million. This compares to 2004 second quarter operating income of $4.4 million.

“We’re continuing to diversify and add commercial business, achieve cost efficiencies and generate strong financial results,” said Randy Martinez, chief executive officer of World Air Holdings. “World Airways’ commercial block hours for the second quarter of this year were up more than 50 percent compared to the same quarter a year ago, and we signed an expanded cargo service agreement with Air Canada to provide five flights a week between Toronto and Shanghai, valued at an estimated $100 million in revenues for 27 months. In addition, our Air Mobility Command contract has benefited from higher-than-forecast expansion flying for both airlines.

“We have had certain accounting challenges in reporting North American Airlines results as part of World Air Holdings because of North American’s previous private company status, but we are making substantial progress,” he said. “Concurrently, the company has taken several important operational steps since the acquisition. Those steps include an immediate reduction in aircraft insurance costs, which should amount to $1.5 million annually, as well as our decision to eliminate North American’s scheduled service between California and Hawaii at the end of this month. In the first six months of this year, those Hawaii flights resulted in substantial operating losses. Now we’ll be able to deploy those aircraft to more profitable commercial charter or military business.

“We also made the decision to inaugurate North American’s scheduled service from New York to Accra, Ghana, the only non-stop scheduled service between the United States and that part of West Africa, and that route already is generating better-than-expected results.”

Highlights – World Airways

•	World Airways increased its total block hours 26.8 percent, to 13,969 compared to 11,012 in the same period last year, and also increased its aircraft utilization rate 22.4 percent to 9.3 hours per day versus 7.6 hours per day in the second quarter of last year.

Per block hour results are as follows: Per Block Hour Results — Better (Worse) —

Second Quarter 2005 Second Quarter 2004 Difference

Operating revenue $10,029 $10,448 $ (419)

Operating costs $9,226 $10,050 $824 Operating margin $803 $398 $405

•	World Airways signed an amended agreement with Air Canada to provide an additional MD-11 freighter on an ACMI, wet-lease basis. Under the amended 27-month agreement, World Airways now operates two MD-11 freighter aircraft for Air Canada between Toronto, Canada; China and other points in North America. World Airways launched service with the first aircraft in May 2005 and the second in June 2005.

•	On June 12, 2005, World Airways hosted a special flight, named “Operation Babylift-Homeward Bound,” to commemorate the historic flights in 1975 that airlifted 57 orphans from Saigon and brought them to the United States to be adopted by American families. That flight prompted an even larger Operation Babylift effort by the U.S. government throughout the month of April 1975, transporting more than 3,000 children. The commemorative flight sponsored by World, from the United States to Vietnam, returned 21 of the orphans from Operation Babylift to Ho Chi Minh City for a special two-day visit and received international media coverage.

•	World Airways initiated installation of Flight Explorer’s Aircraft Data and Messaging (ADAM) system in the cockpits of its global MD-11 fleet. World Airways expects to complete the installation in all 14 of its MD-11 passenger and cargo aircraft by the end of 2005. The ADAM system, based on the worldwide Iridium satellite communication network, is the first to offer message and data services combined with Flight Explorer’s global tracking capabilities. ADAM improves communication efficiency, reduces the need for paper documents and reduces communication costs.

Highlights – North American Airlines

•	North American operated 3,928 total block hours for the period of April 28 through June 30, 2005, with an aircraft utilization rate of 7.7 hours per day.

Per block hour results are as follows: Per Block Hour Results —

April 28 – June 30, 2005 — Operating revenue $8,276 Operating costs $9,122 Operating margin $(846)

•	Scheduled service between Oakland, Calif., and Hawaii, which will be discontinued effective Sept. 1, 2005, contributed substantially to the operating loss in the second quarter of 2005.

•	On July 1, 2005, North American initiated new non-stop scheduled service to Accra, Ghana, from John F. Kennedy International Airport. This service was initiated with one round-trip flight per week, with the ability to provide additional flights if there is sufficient demand in the market.

Highlights – World Air Holdings

•	World Air Holdings joined the Russell 3000 Index, the Russell 2000 Index and the new Russell Microcap Index when Russell Investment Group reconstituted its family of U.S. indexes in June. The new listings were posted on July 1, 2005.

•	World Air Holdings received high rankings for business performance in two annual surveys conducted by Business Week and the Atlanta Journal-Constitution. Business Week rated World Air Holdings 12th among 10,000 publicly held companies as a “hot growth company,” and The Atlanta Journal-Constitution rated the company seventh among Georgia’s 100 top public companies for 2004.

Financial Summary

The consolidated financial statements for World Air Holdings include North American’s results from April 28, 2005. The comparative financial information shown below is from World Air Holdings consolidated financial statements for the three and six months ending June 30, 2005. However, the variance explanations will reference World Airways only, since North American was acquired on April 27, 2005 and there is no basis for comparison to the prior year.

Second quarter consolidated operating revenues increased 50.0 percent to $172.6 million from $115.1 million in the same quarter of 2004. Military revenues for World Airways were $104.3 million for the second quarter of 2005, compared to $87.8 million for the same quarter one year ago. World Airways reported significant growth in military passenger revenues associated with its AMC contract as well as commercial cargo ACMI flying, offset by reductions in military cargo revenues and commercial passenger full service flying.

Consolidated operating income for the second quarter of 2005 was $8.2 million, an improvement of $3.8 million, or 87 percent over the same quarter one year ago. The company’s consolidated earnings before income taxes were $7.1 million versus $2.9 million for the comparable period of last year.

Consolidated net earnings for the 2005 second quarter were $4.2 million, or $0.18 per basic and $0.16 per diluted share, compared to $2.6 million, or $0.22 per basic share and $0.12 per diluted share, for the same quarter the prior year. Basic and diluted per share results were computed on the basis of 23.6 and 26.7 million weighted average shares outstanding for the second quarter of 2005, and 11.6 and 23.3 million weighted average shares for the same quarter of 2004, respectively. The basic share count increase between last year’s second quarter and this year’s comparable quarter was principally due to the conversion of all of the company’s $25.5 million principal amount of convertible debentures issued on Dec. 30, 2003, as well as the exercise of warrants held by The Boeing Company and International Lease Finance Corporation, which were issued in 1999 pursuant to certain amendments to aircraft lease agreements.

Total consolidated operating expenses were $164.4 million compared to $110.7 million in the second quarter of 2004, an increase of $53.7 million, or 48.5 percent. The most significant increases in consolidated operating expenses were $15.7 million for fuel, $11.0 million for flight operations, $10.3 million for aircraft costs, $7.8 million for maintenance expenses, $4.5 million for sales, general and administrative expenses, $2.9 million for commissions and $1.0 million in costs to subcontract flights to other carriers.

Fuel expenses were higher by $15.7 million compared to the same quarter in 2004. A portion of this increase was due to more full service military flying by World Airways for AMC. Fluctuations in the fuel price did not have a significant profit impact for World Airways in the second quarter of 2005 because the company’s contracts with its customers covered 97 percent of fuel purchased and limited the exposure to increases in fuel prices.

Flight operations expense for the second quarter of 2005 was $11.0 million higher than the year-ago comparable quarter. For World Airways, this was primarily attributable to higher pilot and flight attendant wages driven by increased block hours as well as higher profit sharing expense. In addition, crew lodging, communication and catering costs were higher due to the block hour increase, as well as a required crew rest location change for certain AMC flights in the second quarter of 2005.

Aircraft costs increased $10.3 million between the 2005 and 2004 second quarters. World Airways’ aircraft costs and hull/war risk insurance were higher due to the three additional MD-11 aircraft added to the fleet in late 2004 and 2005.

Maintenance expenses were higher by $7.8 million. World Airways had higher maintenance reserve expenses associated with the increase in total block hours, as well as the use of certain aircraft with higher power-by-the-hour rates. This was offset by lower engine and thrust reverser overhaul expense year over year.

Sales, general and administrative expenses (SG&A) increased $4.5 million. The second quarter of 2005 included $0.8 million of expenses associated with the acquisition of North American, $0.6 million higher profit sharing accrual and an increase in expenses for Sarbanes-Oxley compliance work of $0.4 million. The same quarter last year contained a provision for bad debt expense of $1.7 million associated with air services provided to TM Travel Services, Inc. and severance/bonus expenses of $0.9 million. These one-time expenses in 2004 were partially offset by the reversal of $0.5 million of the accrual related to the lease of the Company’s former headquarters in Herndon, Virginia.

Commissions increased $2.9 million year over year. For World Airways, this was primarily due to higher military revenues associated with the AMC contract in the second quarter of 2005 compared to the same period of 2004.

Subcontract flying costs increased $1.0 million year over year. World Airways incurred $0.6 million in higher subservice costs due to scheduled as well as unscheduled maintenance events in the second quarter of 2005.

World Air Holdings ended the second quarter of 2005 with unrestricted cash and cash equivalents of $46.5 million compared to $50.0 million at Dec. 31, 2004. In addition, World Air Holdings had $5.9 million of current restricted cash, due to $3.9 million for letters of credit that are collateralized and $2.0 million related to unearned revenue.

World Air Holdings ended the second quarter of 2005 with working capital of $7.3 million, compared to $30.8 million at Dec. 31, 2004. The acquisition of North American in April 2005 was a cash cost of $36.2 million to World Air Holdings, less the $8.6 million of cash at North American at April 27, 2005. This cash cost is exclusive of the $1.3 million subsequent reduction in the purchase price based on terms of the purchase contract.

YTD Financial Highlights

•	Revenues for the first six months of 2005 were $332.1 million compared to $244.6 million for the same period of 2004, an increase of $87.5 million or 36 percent.

•	Operating income increased to $25.4 million for the first six months of this year compared to $18.0 million for the same period of the prior year, an increase of $7.4 million or 41 percent.

•	For the first six months of 2005, World Air Holdings’ earnings before income tax were $23.3 million versus $14.5 million for the same period of 2004, an increase of $8.8 million or 61 percent.

•	Net earnings for the first six months of 2005 were $14.1 million, or $0.66 per basic and $0.54 per diluted share, versus net earnings of $10.4 million, or $0.91 per basic and $0.46 per diluted share, for the same period of 2004. Basic and diluted per share results were computed on the basis of 21.3 and 26.5 million weighted average shares outstanding for 2005, and 11.5 and 23.9 million weighted average shares for 2004.

Guidance

World Air Holdings is forecasting revenues in the range of $195 to $205 million for the third quarter of 2005, with military revenues of $121 to $131 million, resulting in forecasted operating income in the range of $15 to $17 million. The company will discuss its guidance during tomorrow’s conference call.

INVESTOR CONFERENCE CALL

August 16, 2005, at 9:00 a.m. EDT

Phone: 888-424-1091

A conference call will begin at 9:00 a.m. EDT on Tuesday, Aug. 16, 2005. Investors and media can access the conference by calling 888-424-1091 prior to the 9:00 a.m. start time. The investor call will be available live via the World Wide Web at www.worldairholdings.com/investor. The on-line replay will be available until Aug. 30, 2005, at the same site shortly after the Webcast is complete. The broadcast also will be available at www.streetevents.com.

About World Airways

World Airways is a U.S.-certificated air carrier providing customized transportation services for major international passenger and cargo carriers, the United States military, major international freight forwarders and international leisure tour operators. Founded in 1948, World operates a fleet of 17 wide-body MD-11 and DC-10 aircraft to meet the specialized needs of its customers. For information, visit www.worldairways.com.

About North American Airlines

North American Airlines is a U.S.-certificated air carrier offering air transportation services throughout the world for the U.S. military and commercial customers. North American Airlines focuses on “niche” markets, where high product quality and excellent passenger service provide value to its customers. Founded in 1989, North American operates a fleet of eight 767 and 757 passenger aircraft in charter and limited scheduled service. For information, visit www.northamericanair.com.

About World Air Holdings, Inc.

World Air Holdings has three wholly owned subsidiaries, World Airways, Inc., North American Airlines, Inc., and World Risk Solutions, Ltd. World Airways is a charter passenger and cargo airline founded in 1948, North American is a charter passenger airline founded in 1989, and World Risk Solutions is an insurance subsidiary established in 2004.

[“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This release contains forward looking statements that are subject to risks and uncertainties including, but not limited to, the impact of competition in the market for air transportation services, the cyclical nature of the air carrier business, reliance on key marketing relationships, fluctuations in operating results and other risks detailed from time to time in the company’s periodic reports filed with the SEC (reports are available from the company upon request). These various risks and uncertainties may cause the company’s actual results to differ materially from those expressed in any of the forward looking statements made by, or on behalf of the company in this release.]

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WORLD AIR HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS AND SIX MONTHS ENDED JUNE 30,
(IN THOUSANDS EXCEPT PER SHARE & BLOCK HOUR DATA)
(unaudited)

	THREE MONTHS ENDED JUNE 30,				SIX MONTHS ENDED JUNE 30,
			BETTER (WORSE)				BETTER (WORSE)
	2005	2004	DIFF	%	2005	2004	DIFF	%
OPERATING REVENUES
FLIGHT OPERATIONS	$171,976	$114,707	$57,269	49.9%	$330,996	$243,726	$87,270	35.8%
ALL OTHER	622	353	269	76.2%	1,151	918	233	25.4%

TOTAL OPERATING REVENUE	172,598	115,060	57,538	50.0%	332,147	244,644	87,503	35.8%
OPERATING EXPENSES
FLIGHT	48,722	37,705	(11,017)	-29.2%	93,891	78,507	(15,384)	-19.6%
MAINTENANCE	27,829	20,032	(7,797)	-38.9%	52,784	37,888	(14,896)	-39.3%
AIRCRAFT COSTS	27,738	17,426	(10,312)	-59.2%	48,667	37,097	(11,570)	-31.2%
FUEL	32,105	16,363	(15,742)	-96.2%	62,576	34,565	(28,011)	-81.0%
FLIGHTS SUBCONTRACTED TO OTHER CARRIERS	1,120	81	(1,039)	N.M.	1,628	1,599	(29)	-1.8%
COMMISSIONS	7,702	4,831	(2,871)	-59.4%	16,561	11,131	(5,430)	-48.8%
DEPRECIATION AND AMORTIZATION	1,736	1,274	(462)	-36.3%	3,191	2,561	(630)	-24.6%
SALES, GENERAL AND ADMINISTRATIVE	17,442	12,960	(4,482)	-34.6%	27,467	23,269	(4,198)	-18.0%

TOTAL OPERATING EXPENSES	164,394	110,672	(53,722)	-48.5%	306,765	226,617	(80,148)	-35.4%
OPERATING INCOME	8,204	4,388	3,816	87.0%	25,382	18,027	7,355	40.8%
OTHER INCOME (EXPENSE)
INTEREST EXPENSE	(1,142)	(1,247)	105	8.4%	(2,127)	(2,789)	662	23.7%
INTEREST INCOME	241	125	116	92.8%	510	247	263	106.5%
OTHER, NET	(245)	(347)	102	29.4%	(448)	(980)	532	54.3%

TOTAL OTHER, NET	(1,146)	(1,469)	323	22.0%	(2,065)	(3,522)	1,457	41.4%

EARNINGS BEFORE INCOME TAXES	7,058	2,919	4,139	141.8%	23,317	14,505	8,812	60.8%

INCOME TAXES	2,872	350	(2,522)	-720.6%	9,233	4,061	(5,172)	-127.4%
NET EARNINGS	$4,186	$2,569	$1,617	62.9%	$14,084	$10,444	$3,640	34.9%

BASIC EARNINGS PER SHARE:
NET EARNINGS	$0.18	$0.22	$(0.04)	-18.2%	$0.66	$0.91	$(0.25)	-27.5%

WEIGHTED AVERAGE SHARES OUTSTANDING	23,600	11,637	11,963	102.8%	21,325	11,536	9,789	84.9%
DILUTED EARNINGS PER SHARE:
NET EARNINGS	$0.16	$0.12	$0.04	33.3%	$0.54	$0.46	$0.08	17.4%

WEIGHTED AVERAGE SHARES OUTSTANDING	26,671	23,252	3,419	14.7%	26,510	23,858	2,652	11.1%

WORLD AIR HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS )
(unaudited)

	June 30,	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$46,501	$49,956
Restricted cash	5,936	4,926
Accounts receivable, net	55,662	52,382
Prepaid expenses and other current assets	11,173	8,335
Deferred tax assets	6,203	6,685

Total current assets	125,475	122,284
Equipment and property, net	35,956	33,193
Intangible equipment and property	7,903	—
Long-term deposits	23,015	18,237
Other assets and deferred charges, net	5,040	5,603
Goodwill	21,602	—

Total assets	$218,991	$179,317

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of long-term debt	$11,000	$6,000
Accounts payable	39,127	35,482
Current portion of accrued rent	5,550	5,489
Current portion of deferred rent	—	3,242
Unearned revenue	25,757	6,293
Accrued maintenance	5,650	4,179
Accrued salaries, wages and profit sharing	17,785	20,463
Accrued taxes	6,246	8,482
Other accrued liabilities	7,057	1,861

Total current liabilities	118,172	91,491
Long-term debt, net of current maturities	19,000	43,879
Deferred gain from sale-leaseback transactions, net	1,260	1,645
Accrued post-retirement benefits	4,331	4,081
Accrued and deferred rent, net of current portions	3,028	5,615
Deferred tax liability	5,077	2,208

Total liabilities	150,868	148,919

Stockholders’ equity:
Preferred stock	—	—
Common stock	25	18
Additional paid-in capital	66,636	42,712
Retained earnings	14,609	525
Unearned compensation	(290)	—
Treasury stock, at cost	(12,857)	(12,857)

Total stockholders’ equity	68,123	30,398

Total liabilities and stockholders’ equity	$218,991	$179,317